EXHIBIT 11

                       STATEMENT REGARDING COMPUTATION OF
                               NET LOSS PER SHARE
                      (In thousands, except per share data)

                                                          Three Months Ended
                                                             September 30,
                                                       ------------------------
                                                         1999            1998
                                                       --------        --------
Net loss                                               $   (482)       $   (332)
                                                       ========        ========
Weighted average common shares outstanding               14,834          14,660
                                                       ========        ========
Basic net loss per share (1)                           $   (.03)       $   (.02)
                                                       ========        ========

(1)  Basic and diluted net loss per share is the same.